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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 9, 1999 relating to the consolidated financial statements of USX Corporation, the financial statements of the Marathon Group, and the financial statements of the U.S. Steel Group, appearing on pages U-1, M-1, and S-1, respectively, in USX Corporation's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
October 12, 1999